EXHIBIT 10.1




                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into this 12th day of May, 2005, (the "Agreement"), by and between Frank Ferraro ("Ferraro") and Corporate Road Show.Com Inc., a New York corporation (the "Company").

     WHEREAS, Ferraro and the Company are parties to that certain Employment Agreement dated as of January 1, 2003 (the "Employment Agreement"); and

     WHEREAS, each of Ferraro and the Company agrees to terminate the Employment Agreement effective as of the date hereof; and

     WHEREAS, Ferraro and the Company are entering into this Agreement in connection with the proposed merger (the "Merger") of CRS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into Rexahn Corporation, a Maryland corporation ("Rexahn"), under the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 20, 2005 among the Company, Merger Sub, CRS Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Rexahn, with Rexahn surviving as a wholly owned subsidiary of the Company; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, each of the Company and Ferraro agree as follows:

                                   ARTICLE I

                            ASSIGNMENT AND ASSUMPTION

     Section 1.1 Assignment of Assets. In consideration of the cancellation of all amounts owed by the Company to Ferraro under the Employment Agreement (which the parties acknowledge is $122,500 as of the date hereof) and the general release of the Company by Ferraro as set forth in Article II hereof, the Company hereby (i) sells, assigns, conveys, transfers and delivers to Ferraro, his successors and assigns, all of the Company's right, title and interest in and to all of the assets set forth on Schedule A hereto (the "Assets") and (ii) agrees to issue to Ferraro 500,000 shares of common stock of the Company (the "Restricted Shares"), following the consummation of the Merger.

     Section 1.2 Assumption of Related Liabilities. Ferraro hereby assumes and agrees to pay, perform and discharge when due all of the liabilities relating to or in respect of the Assets.


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     Section 1.3 Assets. The Company makes no representations or warranties with respect to the Assets and Ferraro acknowledges that he is taking such Assets on an "as is, where is" basis.

                                   ARTICLE II

                                 GENERAL RELEASE

     Section 2.1 Termination of Employment Agreement. Each of Ferraro and the Company hereby agree to terminate the Employment Agreement as of the date hereof.

     Section 2.2 Release. (a) For and in consideration of the assignment of the Assets and the issuance of the Restricted Shares as set forth in Section 1.1 hereof, Ferraro agrees, on behalf of himself, his heirs, executors, administrators, and assigns, to release and discharge the Company, and its current and former officers, directors, employees, agents, owners, subsidiaries, predecessors, divisions, affiliates, parents, successors, and assigns (the "Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever which Ferraro, his heirs, executors, administrators, and assigns have, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof, including without limitation, his employment with the Company and the cessation thereof, the Employment Agreement and any predecessor employment agreements, all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. ss.ss. 2101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. ss.ss. 201 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. ss.ss. 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.ss. 2000e et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. ss.ss. 12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1001 et seq., the National Labor Relations Act of 1935, as amended, 29 U.S.C. ss.ss. 151 et seq., the New York State Human Rights Law, as amended, N.Y. Exec. Law ss.ss. 290 et seq., the New York City Human Rights Law, as amended, N.Y.C. Admin. Code ss.ss. 8-101 et seq., and any other equivalent federal, state, or local statute. It is understood that nothing in this general release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to Ferraro, any such wrongdoing being expressly denied.

     (b) Ferraro represents and warrants that he fully understands the terms of this release set forth in Section 2.2(a) hereof, that he has had the benefit of advice of


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counsel or have knowingly waived such advice, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs the same as his own free act. Ferraro understands that as a result of executing this Agreement, he will not have the right to assert that the Company violated any of his rights in connection with his employment or with the termination of such employment.

     (c) Ferraro affirms that he has not filed, and agrees, to the maximum extent permitted by law, not to initiate or cause to be initiated on his behalf, any complaint, charge, claim, or proceeding against the Released Parties before any federal, state, or local agency, court, or other body relating to his employment or the cessation thereof, and agree not to voluntarily participate in such a proceeding.

                                  ARTICLE III

                                RESTRICTED SHARES

     Section 3.1 Securities Act Exemption. The issuance of the Restricted Shares pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and from applicable state securities laws. Each of Ferraro and the Company hereby agrees to take all reasonable actions and to execute all necessary documents to qualify the issuance of the Restricted Shares for such exemptions.

     Section 3.2 Investment Purpose. Ferraro represents that he is purchasing the Restricted Shares for his own account, for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of any such Restricted Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption from registration available under those laws. The Restricted Shares delivered to Ferraro shall bear a restrictive legend indicating that they have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 under the Securities Act.

     Section 3.3 Investment Representation. Ferraro represents that he has adequate means of providing for his current needs and has no need for liquidity in this investment in the Restricted Shares. Ferraro represents that he is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Ferraro has no reason to anticipate any material change in his financial condition for the foreseeable future. Ferraro is financially able to bear the economic risk of this


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investment, including the ability to hold the Restricted Shares indefinitely or to afford a complete loss of his investment in the Restricted Shares.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to Ferraro:             Frank Ferraro
                           80 Orville Drive - Suite 100
                           Bohemia, NY  11716
                           Facsimile:  (212) 826-9307
                           Frank@corporateroadshow.com

With a copy to:            Rubin, Bailin, Ortoli, Mayer & Baker LLP
                           405 Park Avenue
                           New York, NY  10022
                           Attention:  William S. Rosenstadt, Esq.
                           Facsimile: (212) 826-9307
                           wrosenstadt@rbolaw.com

If to the Company:         Corporate Road Show.Com Inc.
                           c/o Rexahn, Corp
                           9620 Medical Center Drive
                           Rockville, MD 20850
                           Attn:  Ted T.H. Jeong
                           Facsimile: (240) 268-5310
                           Ted@Rexahn.com

With a copy to:            Chadbourne & Parke LLP
                           1200 New Hampshire Avenue, N.W.
                           Washington, DC  20036
                           Attn: Hwan Kim, Esq.
                           Facsimile: (202) 974-5602
                           HKim@Chadbourne.com

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications


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shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing.

     Section 4.2 Amendments; No Waivers.

     (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Ferraro and the Company; or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 4.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assigned to any third party without the written consent of the other party to this Agreement.

     Section 4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     Section 4.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.1. shall be deemed effective service of process on such party. EACH


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PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND
EMPLOYEES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 4.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

     Section 4.8 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

     Section 4.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

     Section 4.11 Third Party Beneficiary. There shall be no third party beneficiaries to this Agreement.

     Section 4.12 Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.


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     IN WITNESS WHEREOF, each of the following individuals has caused this
Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.


                                  FRANK FERRARO

                                  /s/ Frank Ferraro
                                  --------------------------------


                                  CORPORATE ROAD SHOW.COM, INC.



                                  By: /s/ Frank Ferraro
                                     -----------------------------
                                     Name:  Frank Ferraro
                                     Title: President






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                                                                      Schedule A



Stock Certificates
------------------

10,000 Sunnylife Global, Inc

50,000 BIZ Outsourcing, Inc.

150,000 Dynamic Media, Inc

140,000 International Biofuel and Biochemical Corp.

31,500 Concentrax, Inc

25,000 Biotec Systems, LTD.

25,000 Advanced Technologies Group

Equipment
---------

1 dell computer

1 dell laptop

1 sony mini dv

1 olympus digital camera

1 vcr/dvd

1 chroma key

Computer Software
-----------------

MS Front Page

Adobe Premiere Pro

Adobe Audition

Adobe Encore

Office Furniture
----------------

2 chairs

1 desk


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